UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Ashford Hospitality Trust, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2004

To the stockholders of

ASHFORD HOSPITALITY TRUST, INC.:

      The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas on May 4, 2004 beginning at 10:00 a.m., Central time, for the following purposes:

(i) To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii) To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2004; and

(iii) To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

      Stockholders of record at the close of business on March 15, 2004 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,

DAVID A. BROOKS
Secretary

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254
April 7, 2004

ASHFORD HOSPITALITY TRUST, INC.

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2004

       This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Hospitality Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas on May 4, 2004 beginning at 10:00 a.m., Central time. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. “We,” “our,” “us,” and “Ashford” each refers to Ashford Hospitality Trust, Inc. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 7, 2004.

      At the annual meeting of stockholders, action will be taken to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2004 and to transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

      Certain statements and assumptions in this proxy statement contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

      These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

      The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

      The enclosed proxy is solicited by and on behalf of our board of directors. The expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing, will be borne by us. We also intend to request persons holding Common shares in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Corporate Communications Inc. For such services, we will pay a fee that is not expected to exceed $1,000 plus out-of-pocket expenses.

Voting Securities

      Our only outstanding voting equity securities are our Common shares. Each Common share entitles the holder to one vote. As of March 15, 2004 there were outstanding and entitled to vote 25,800,447 Common shares. Only stockholders of record at the close of business on March 15, 2004 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.

Voting

      If you hold your Common shares in your own name as a holder of record, you may instruct the proxies to vote your Common shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your Common shares in person at the annual meeting of stockholders.

      If your Common shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your Common shares voted at the annual meeting of stockholders.

Counting of Votes

      A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

      The affirmative vote of a plurality of the Common shares cast at the annual meeting of stockholders is required to elect each nominee to our board of directors. The affirmative vote of a majority of all the votes cast on each issue is required to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004. For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of the Common shares cast at the annual meeting of stockholders is required to approve the matter.

      Abstentions will have no effect on the outcome in the election of our board of directors, ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 or any other matter for which the required vote is a majority of the votes cast.

      If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the nominees to our board of directors and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

      Broker non-votes occur when a broker, bank or other nominee holding Common shares in street name votes the Common shares on some matters but not others. We will treat broker non-votes as (i) Common shares that are present and entitled to vote for quorum purposes, and (ii) votes not cast in the election of directors and ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004. Accordingly, broker non-votes will have no effect on the outcome in the election of our board of directors and ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

Right to Revoke Proxy

      If you hold Common shares in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	notify our Secretary in writing before your Common shares have been voted at the annual meeting of stockholders;

•	sign, date and mail a new proxy card to Equiserve, L.P.; or

•	attend the annual meeting of stockholders and vote your Common shares in person.

      You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information.

      If Common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

      The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

      If you hold Common shares in your own name as a holder of record, householding will not apply to your shares.

      If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254. You can also obtain copies from our web site at www.ahtreit.com.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

      One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for the nominees for director, as well as the month and year each nominee was first elected as one of our directors. Also set forth below is the beneficial ownership of our Common shares as of March 15, 2004 for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee’s individual ownership. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

      The board of directors recommends a vote FOR all nominees.

Nominees for Director

ARCHIE BENNETT, JR. Chairman of the Board, Ashford Hospitality Trust, Inc. Director since May, 2003 Common shares beneficially owned 3,077,052 Age 66	Mr. Archie Bennett, Jr. was elected to the board of directors in May 2003 and has served as the Chairman of the board of directors since that time. He has served as the Chairman of the board of directors of Remington Hotel Corporation since its formation in 1992 and continues to do so. Mr. Bennett started in the hotel industry in 1968. Since that time, he has been involved with hundreds of hotel properties. Mr. Bennett was a founding member of the Industry Real Estate Finance Advisory Council (“IREFAC”) of the American Hotel & Motel Association and served as its chairman for two separate terms.

MONTGOMERY J. BENNETT President and Chief Executive Officer, Ashford Hospitality Trust, Inc. Director since May, 2003 Common shares beneficially owned 3,091,152 Age 38	Mr. Montgomery Bennett was elected to the board of directors in May 2003 and continues to serve as the President and Chief Executive Officer since that time. Mr. Bennett also serves as the President and Chief Executive Officer of Remington Hotel Corporation. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served as its President since 1997. He has also served in several other key positions at Remington Hotel Corporation, such as Executive Vice President, Director of Information Systems, General Manager, and Operations Director. Mr. Montgomery Bennett is the son of Mr. Archie Bennett, Jr.

MARTIN L. EDELMAN
Of Counsel,
Paul, Hastings, Janofsky & Walker LLP

Chairman: Nominating/ Corporate Governance Committee

Director since August, 2003
Common shares beneficially owned by
Mr. Edelman or members of his family                              230,647
Age 62	Since 2000, Mr. Edelman has served as Of Counsel to Paul, Hastings, Janofsky & Walker LLP. From 1972 to 2000, he served as a partner at Battle Fowler LLP. Mr. Edelman has been a real estate advisor to Quantum Realty Partners/ Soros Real Estate Partners and is one of the managing partners of GSR Hotel Portfolio and Grupo Chartwell de Mexico, privately-owned hotel companies. He is a director of Cendant Incorporated, Arcadia Realty, and Capital Trust.

W.D. MINAMI President, Billy Casper Golf Management, Inc. Member: Audit Committee Director since August, 2003 Common shares beneficially owned 7,500 Age 47	Mr. Minami serves as President of Billy Casper Golf Management, Inc. From 2001 until 2002, Mr. Minami served as President of Charles E. Smith Residential. From 1997 to 2001, Mr. Minami worked for Charles E. Smith Residential Realty Inc., a NYSE-listed real estate investment trust, initially as Chief Financial Officer, then as Chief Operating Officer, and beginning in 2001, as President. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems.

W. MICHAEL MURPHY
Executive Vice President,
First Fidelity Mortgage Corporation

Chairman: Compensation Committee
Member: Audit and Nominating/Corporate
Governance Committee

Director since August, 2003
Common shares beneficially owned                              7,000
Age 58	Mr. Murphy serves as Executive Vice President of the First Fidelity Mortgage Corporation. From 1998 to 2002 Mr. Murphy served as the Senior Vice President and Chief Development Officer of ResortQuest International, Inc., a public, NYSE-listed company. Prior to joining ResortQuest, from 1995 to 1997, he was President of Footprints International, a company involved in the planning and development of environmentally friendly hotel properties. From 1994 to 1996, Mr. Murphy was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Mr. Murphy has twice been Co-Chairman of IREFAC.

PHILIP S. PAYNE
Chairman of the Board and
Chief Financial Officer,
BNP Residential Properties, Inc.

Chairman: Audit Committee
Member: Compensation Committee

Director since August, 2003
Common shares beneficially owned                              10,000
Age 52	Mr. Payne is currently Chairman of the Board and Chief Financial Officer of BNP Residential Properties, Inc., an AMEX-listed real estate investment trust. Mr. Payne joined BT Venture Corporation, which was subsequently purchased by BNP Residential Properties, Inc., in 1990 as Vice President of Capital Market Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995, a director in December 1997, and elected Chairman in 2004. From 1987 to 1990 he was a principal in Payne Knowles Investment Group, a financial planning firm. Mr. Payne maintains his license to practice law in Virginia.

CHARLES P. TOPPINO Executive Vice President, Secured Capital Corp. Member: Compensation Committee Director since August, 2003 Common shares beneficially owned 10,100 Age 45	Since 1992, Mr. Toppino has served as the Executive Vice President, founder and principal of Secured Capital Corp., a real estate investment bank.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

      Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman of the board of directors, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

      During the year ended December 31, 2003, our board of directors held three regular meetings and three special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served.

Board Member Independence

      Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual describes the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. The portion of our board of director’s Corporate Governance Guidelines addressing director independence is attached to this proxy statement as Annex I, and the full text of the Guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR

RELATIONS,” then “CORPORATE GOVERNANCE,” and then “Corporate Governance Guidelines.” Pursuant to the Guidelines, the board of directors, taking into consideration the assessment of the Nominating/ Corporate Governance Committee, determined if each director had a material relationship with us that would impair their independence and that each director met the NYSE independence requirements. Our board of directors has affirmatively determined that, with the exception of Messrs. Archie Bennett, Jr. and Montgomery J. Bennett who are our Chairman of the board of directors and Chief Executive Officer, respectively, all of the directors nominated for election at the annual meeting are independent of Ashford and its management under the standards set forth in the Corporate Governance Guidelines and the NYSE listing requirements. Therefore, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein infers compliance with the NYSE independence tests.

Board Committees and Meetings

      The current standing committees of our board of directors are the Audit Committee, the Compensation Committee and the Nominating/ Corporate Governance Committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE.” Additionally, a copy of the charter for the Audit Committee is attached as Annex II. The members of the committees are identified in the table below, and a description of the principal responsibilities of each committee follows.

Nominating/
Corporate
	Audit	Compensation	Governance

Archie Bennett, Jr.
Montgomery J. Bennett
Martin L. Edelman			Chair
W.D. Minami	X
W. Michael Murphy	X	Chair	X
Philip S. Payne	Chair	X
Charles P. Toppino		X

      The Audit Committee, composed of three independent directors, met four times during 2003. This committee’s purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence; and

•	The performance of our internal audit function and independent auditors.

      Our board of directors has determined that Mr. Payne is an “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended.

      The Compensation Committee, composed of three independent directors, met one time during 2003. This committee’s purpose is to:

•	Discharge the board of director’s responsibilities relating to compensation of the executives of Ashford;

•	Produce an annual report on executive compensation for inclusion in the our proxy statement; and

•	Oversee and advise the board of directors on the adoption of policies that govern our compensation programs, including stock and benefit plans.

      The Nominating/ Corporate Governance Committee, composed of two independent directors, met one time during 2003. This committee’s purpose is to:

•	Identify individuals qualified to become members of our board of directors;

•	Recommend that our board of directors select the director nominees for the next annual meeting of stockholders;

•	Identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

•	Develop and implement Ashford’s Corporate Governance Guidelines of Ashford Hospitality Trust, Inc.

Board Member Compensation

      Each of our independent directors who does not serve as the chairman of one of our committees is paid a director’s fee of $20,000 per year. Each director who serves as a committee chairman, other than the chairman of our Audit Committee, is paid a director’s fee of $25,000. The director who serves as the chairman of our Audit Committee is paid a director’s fee of $35,000 per year. Each director is also paid a fee of $2,000 for each board of directors or committee meeting that he or she attends, except that the chairman of each committee is paid a fee of $3,000 for each committee meeting that he or she attends. Each director is also be paid a fee of $500 for each telephone board or committee meeting that he or she attends. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

      Our 2003 stock plan provides for grants of restricted stock to independent directors. As an inducement to the directors to agree to serve on our board, on the date of our initial public offering, each of our independent directors received restricted stock grants of 5,000 shares of our common stock, which shares have fully vested. Additionally, we granted 10,500 shares of common stock to our Chairman in March 2004 based, in part, on his leadership role on the Board during 2003.

      On the date of the first meeting of the board of directors following each annual meeting of stockholders at which an independent director is reelected to our board of directors, such independent director will receive additional restricted stock grants of 2,000 shares of our common stock. These restricted stock grants will be fully vested immediately.

Non-Compete Agreement

      We entered into a non-compete agreement with Mr. Archie Bennett, Jr. in August 2003. The non-compete agreement provides for Mr. Bennett to serve as our Chairman. The non-compete agreement has an initial term ending December 31, 2006 and is subject to automatic one-year extensions thereafter, in each case, unless either party provides at least six months’ notice of non-renewal. Mr. Bennett’s non-compete agreement allows him to continue to act as Chairman of Remington Hotel and Remington Lodging provided his duties for Remington Hotel do not materially interfere with his duties to us.

      The non-compete agreement provides for, among other provisions:

•	an annual director’s fee of $200,000, of which $25,000 may be paid in the form of shares of our common stock, at the discretion of our compensation committee;

•	director’s and officer’s liability insurance coverage; and

•	participation in other incentive, savings and retirement plans, in the discretion of our compensation committee.

OUR CORPORATE GOVERNANCE PRINCIPLES

      Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Director Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE.”

      Each director should, to the best of his ability, perform the duties of a director, including the duties as a member of a committee of our board of directors in good faith; in our best interests and our stockholders; and with the care that an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when, but only when, the circumstances would alert a reasonable director to the need thereof. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of stockholders.

      Our Nominating/ Corporate Governance Committee is responsible for seeking, considering and recommending to the board the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the Nominating/ Corporate Governance Committee’s selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our Nominating/ Corporate Governance Committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of shareholders and other relevant factors. It reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and it annually recommends to the board of directors nominees for each committee of the board. In addition, our Nominating/ Corporate Governance Committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board. Our Nominating/ Corporate Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by writing to our secretary at our corporate headquarters in Dallas, Texas, giving the candidate’s name, biographical data and qualifications. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to the nominating/corporate governance committee. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as director. The Nominating/ Corporate Governance Committee will consider candidates recommended by stockholders provided stockholders follow, when submitting recommendations, the procedures set forth below in the “Stockholder Procedures for Recommending Candidate for Director” section of this proxy statement. The Nominating/ Corporate Governance Committee evaluates a candidate using the minimum criteria set forth above without regard to who nominated the candidate.

      Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities. The Nominating/ Corporate Governance Committee and our board of directors will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of stockholders.

      None of the directors on the Compensation Committee, or any of our executive officers will serve as a member of a board of directors or any compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

      Upon attaining the age of 75 and annually thereafter, a director will tender a letter of proposed retirement from our board of directors to the chairperson of our Nominating/ Corporate Governance Committee. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommends to the board whether, in light of all the circumstances, our board should accept such proposed retirement or request that the director continue to serve.

      If the Chief Executive Officer resigns from his position with Ashford, he will tender to our board of directors a letter of proposed resignation from the board. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board of directors should accept such proposed resignation or request that the director continue to serve.

      When a director’s principal occupation or business association changes substantially from the position he held when originally invited to join our board of directors, the director will tender a letter of proposed resignation from the board to the chairperson of our Nominating/ Corporate Governance Committee. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, the board should accept such proposed resignation or request that the director continue to serve.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidate for Director

      Stockholders who wish to recommend individuals for consideration by the Nominating/ Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Secretary at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. For the committee to consider a candidate, submissions must include sufficient biographical information concerning the recommended individual, including age, employment history, a description of each employer’s business that includes employer names and phone numbers, affirmation of whether such individual can read and understand basic financial statements and a list of board memberships the candidates holds, if any. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to our Nominating/ Corporate Governance Committee. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected by the stockholders. Once a reasonably complete recommendation is received by our Nominating/ Corporate Governance Committee, a questionnaire will be delivered to the recommended candidate which will request additional information regarding the recommended candidate’s independence, qualifications and other information that would assist our Nominating/ Corporate Governance Committee in evaluating the recommended candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The recommended candidate must return the questionnaire within the time frame provided to be considered for nomination by our Nominating/ Corporate Governance Committee. Recommendations received by December 8, 2004 will be considered for candidacy at the 2005 annual meeting of stockholders. Recommendations received after December 8, 2004 will be considered for candidacy at the 2006 annual meeting of stockholders.

Stockholder Communication with our Board of Directors

      Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholder letters are screened by company personnel based on criteria established and maintained by our Nominating/ Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.

Executive Sessions of Non-Management Directors

      Our board of directors will have at least two regularly scheduled meetings per year for the non-management directors without management present. At these executive sessions, the non-management directors will review strategic issues for our board of directors’ consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that the chairman of our Nominating/ Corporate Governance Committee, currently Mr. Edelman, will preside at such meetings. The presiding director is responsible for advising the Chief Executive Officer of decisions reached and suggestions made at these sessions. The presiding director may have other duties as determined by the directors. These executive sessions shall also constitute meetings of our Nominating/ Corporate Governance Committee, with any non-management directors who are not members of such committee attending by invitation. Stockholders may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Stockholder Communication with our Board of Directors” section of this proxy statement. If non-management directors include a director that is not an independent director, then at least one of the scheduled executive sessions should include only independent directors.

Director Orientation and Continuing Education

      Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to provide such education in order to improve both our board of directors and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

EXECUTIVE OFFICERS

      The following table shows the names and ages of our Chairman and each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title

Archie Bennett, Jr.	66	Chairman
Montgomery J. Bennett	38	President and Chief Executive Officer
Douglas A. Kessler	43	Chief Operating Officer
David A. Brooks	44	Chief Legal Officer and Secretary
David J. Kimichik	43	Chief Financial Officer and Treasurer

      For a description of the business experience of Messrs. Archie Bennett, Jr. and Montgomery Bennett, see the “Election of Directors” section of this proxy statement.

      Mr. Kessler has served as our Chief Operating Officer and Head of Acquisitions since May, 2003. From July of 2002 until August, 2003, Mr. Kessler served as the managing director/chief investment officer of Remington Hotel Corporation. Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs’ Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler co-led the formation of Goldman Sachs’ real estate investment management operations in France.

      Mr. Brooks has served as our Chief Legal Officer and Head of Transactions since May, 2003. He served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation from January, 1992 until August, 2003. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

      Mr. Kimichik has served as our Chief Financial Officer since May, 2003. Mr. Kimichik has been associated with the Remington Hotel Corporation principals for the past 20 years and was President of Ashford Financial Corporation, an affiliate of ours, from 1992 until August, 2003. Mr. Kimichik previously served as Executive Vice President of Mariner Hotel Corporation, an affiliate of Remington Hotel Corporation, in which capacity he administered all corporate activities, including business development, financial management and operations.

EXECUTIVE COMPENSATION

      Our direction and policies are established by our board of directors and implemented by our Chief Executive Officer. The Summary Compensation Table below shows certain compensation information for our Chief Executive Officer and four other most highly compensated executive officers, for services rendered in all capacities during the year ended December 31, 2003.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation
						Restricted
	Year	Salary		Bonus		Stock Awards

Archie Bennett, Jr.	2003	$67,692	(1)	0		1,990,602	(2)
Chairman
Montgomery J. Bennett	2003	149,044	(1)	141,667	(1)	1,990,602	(2)
President and Chief Executive Officer
Douglas A. Kessler	2003	106,736	(1)	75,000	(1)	947,079	(2)
Chief Operating Officer
David A. Brooks	2003	93,198	(1)	52,000	(1)	343,656	(2)
Chief Legal Officer and Secretary
David J. Kimichik	2003	88,000	(1)	52,000	(1)	645,345	(2)
Chief Financial Officer and Treasurer

(1)	Represents salaries, bonuses or, in the case of Mr. Archie Bennett, director’s fees, for the period August 29, 2003 (the date of our initial public offering) through December 31, 2003.

(2)	Shares of restricted common stock were issued upon the completion of our initial public offering and will vest 1/3 annually beginning with the first anniversary of our initial public offering. Because the awards noted above were issued as of the date of our initial public offering, the value of the awards described above is based on the initial public offering price of our common stock.

Employment Agreements

      In addition to the non-compete agreement with our Chairman described above under “Board of Directors and Committee Membership — Non Compete Agreement,” we entered into employment agreements with each of Messrs. Montgomery Bennett, Kessler, Brooks and Kimichik in August, 2003. The employment agreements provide for Mr. Bennett to serve as our President and Chief Executive Officer, Mr. Kessler to serve as our Chief Operating Officer, Mr. Brooks to serve as our Chief Legal Officer and Secretary and Mr. Kimichik to serve as our Chief Financial Officer and Treasurer. These employment agreements require Messrs. Kessler, Brooks and Kimichik to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. Mr. Bennett’s employment agreement allows him to continue to act as Chief Executive Officer and President of Remington

Hotel and to act as an executive officer of the general partner of Remington Lodging, provided his duties for Remington Hotel and Remington Lodging do not materially interfere with his duties to us.

      Each of the employment agreements has an initial term ending December 31, 2006 (December 31, 2007 in the case of Mr. Bennett) and is subject to automatic one-year renewals at the end of the initial term, unless either party provides at least six months’ notice of non-renewal.

      The employment agreements provide for:

•	An annual base salary of $425,000 for Mr. Bennett, $300,000 for Mr. Kessler, $260,000 for Mr. Brooks and $260,000 for Mr. Kimichik, subject to increase in accordance with our normal executive compensation practices;

•	Eligibility for annual cash performance bonuses under our incentive bonus plans;

•	Director’s and officer’s liability insurance coverage;

•	Participation in other incentive, savings and retirement plans applicable generally to our senior executives; and

•	Medical and other group welfare plan coverage and fringe benefits provided to our senior executives.

      Mr. Bennett’s annual bonus will range from 75% to 125% of his base salary, and will be at least 75% of his base salary for the four years of his employment term. Mr. Kessler’s annual bonus will range from 50% to 100% of his base salary, and will be at least 50% of his base salary for the first three years of his employment term. Mr. Brooks’ annual bonus will range from 30% to 90% of his base salary, and will be at least 30% of his base salary for the first three years of his employment term. Mr. Kimichik’s annual bonus will range from 30% to 90% of his base salary, and will be at least 30% of his base salary for the first three years of his employment term.

      In addition:

•	Mr. Bennett was granted 221,178 shares of our common stock (valued at $1,990,602, at the initial public offering price of our common stock);

•	Mr. Kessler was granted 105,231 shares of our common stock (valued at $947,079, at the initial public offering price of our common stock);

•	Mr. Brooks was granted 38,184 shares of our common stock (valued at $343,656, at the initial public offering price of our common stock); and

•	Mr. Kimichik was granted 71,705 shares of our common stock (valued at $645,345, at the initial public offering price of our common stock).

      The restricted stock granted to each of our executive officers vests in equal annual installments on each of the first three anniversaries of the initial public offering of our common stock. The actual number of shares of restricted stock granted to these four executive officers was equal, in the aggregate, to 1.4% of the fully-diluted shares of common stock outstanding after completion of the initial public offering of our common stock, excluding the 65,024 shares issued to the underwriters but including shares sold upon any exercise of the underwriters’ overallotment option.

      The employment agreements provide that, if an executive’s employment is terminated by the executive for “good reason” or after a “change of control” (each as defined in the applicable employment agreement), or by us without cause during the initial term of his employment agreement, the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to two times (three times in the case of Mr. Bennett) of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	pro-rated payment of the incentive bonus;

•	all restricted stock held by such executive will become fully vested; and

•	health benefits for one year (18 months in the case of Mr. Bennett) following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer.

      If the executive is terminated by us without cause after the initial term of his employment agreement or we do not renew his agreement, then the executive will receive all of the benefits above except that his lump sum cash payment will be equal to one times the sum of his then-current annual base salary plus his average bonus over the prior three years.

      In addition, if the severance payment to any executive is deemed to be a “golden parachute payment” under § 280G of the Internal Revenue Code of 1986, as amended, then such executive would also be entitled to a tax gross-up payment to cover his excise tax liability under § 280G.

      Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability.

      Mr. Bennett’s employment agreement also contains standard confidentiality, non-compete and non-solicitation provisions. The confidentiality provisions apply during the term of the employment agreement and for a period of two years thereafter. The non-compete and non-solicitation provisions apply during the term of his employment agreement, and if Mr. Bennett resigns without cause, for a period of one year thereafter, or if Mr. Bennett is removed for “cause” (as defined in his employment agreement), for a period of 18 months thereafter. In the case of Mr. Bennett’s resignation without cause, in consideration for his non-compete, Mr. Bennett will receive a cash payment, to be paid in equal monthly installments during the one-year non-compete period, equal to the sum of his then-current annual base salary plus average bonus over the prior three years. Mr. Bennett’s non-compete period will terminate if Remington Lodging terminates our exclusivity rights under the mutual exclusivity agreement between Remington Lodging and us.

      The other executives’ employment agreements also contain standard confidentiality, non-compete and non-solicitation provisions. The non-compete and non-solicitation provisions apply during the terms of their employment agreement, and if any of them resigns without cause during the initial three-year term of his agreement, for a period of one year thereafter. In the case of such executive’s resignation without cause, in consideration for his non-compete, he will receive a cash payment, to be paid in equal monthly installments during the one-year non-compete period, equal to the sum of his then-current annual base salary, plus average bonus over the prior three years. In the event either Mr. Kessler, Mr. Brooks or Mr. Kimichik’s employment is terminated for “cause” (as defined in the respective employment agreement), or he resigns without cause after the initial three-year term of his employment agreement, he will not be subject to a non-compete and will not be entitled to any cash payment other than accrued and unpaid base salary to the date of his separation from us.

EQUITY COMPENSATION PLANS

      The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31, 2003.

Number of Securities
Remaining Available for
	Number of Securities to Be	Weighted-Average Exercise	Future Issuance Under Equity
	Issued Upon Exercise of	Price of Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants and	(Excluding Securities
Plan Category	Warrants and Rights	Rights	Reflected in First Column)

Equity compensation plans approved by stockholders:	None	N/A	817,364
Equity compensation plans not approved by stockholders:	None	N/A	-0-

Total	None	N/A	817,364

COMPENSATION COMMITTEE

      Compensation for our executive officers is administered under the direction of our Compensation Committee. In their role as our administrator of compensation programs, our Compensation Committee approves the compensation arrangements of all executives.

      The following is our Compensation Committee’s report in its role as reviewer of our executive pay programs on 2003 compensation practices for our executive officers. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

COMPENSATION COMMITTEE REPORT

Executive Compensation Program Philosophy

      The philosophy behind Ashford’s executive compensation programs is to attract, motivate and retain the executives needed in order to maximize the creation of long-term stockholder value. The Compensation Committee (the “Committee”) believes that the uniqueness of Ashford’s business, its strategic direction and the required caliber of employees needed to execute its strategy require that compensation be determined based on the following factors:

•	Responsibilities within Ashford.

•	Completion of individual business objectives (which objectives may vary greatly from person to person).

•	Overall performance of Ashford.

•	Contributions toward executing the business strategy of Ashford.

      The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

2003 Compensation for Executive Officers

      For 2003, the primary components of Ashford’s executive’s compensation consist of: (i) base salaries; (ii) annual bonuses; and (iii) other executive programs and benefits. Each element is described in more detail below.

Base Salaries

      The Chief Executive Officer, utilizing the above factors, reviews base salaries annually and makes recommendations to the Committee. Any interim modifications to salaries are also based on the above factors and recommendations are made to the Committee.

Annual Bonuses

      The employment agreements for each of the executive officers provide for a minimum annual bonus during the terms of the respective agreements but allow for increased bonuses based on the level of accomplishment of management and performance objectives as established by the Board or the Committee. Each of the employment agreements also provides for a maximum incentive bonus, which can be no more than 100% of base salary for our Chief Operating Officer and 90% of base salary for our Chief Financial Officer and our Chief Legal Officer. Each of the executive officers received a bonus for the 2003 fiscal year in the mid-range of the minimum and maximum bonus numbers set forth in their respective employment agreements, pro rated from the date we completed our initial public offering through December 31, 2003. In making its determination as to the level of bonuses paid to the executive officers, the compensation committee did not consider any specific performance criteria or predetermined formulas but rather reviewed the accomplishments of management in the short time period from the completion of the initial public offering and year-end. Ashford acquired nine properties and one mezzanine loan in a four month period and continued to pursue its short and long-term goals in connection with full deployment of the proceeds from the initial public offering.

Long-Term Incentives

      The Committee believes that Ashford’s key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a considerable portion of their total compensation paid in the form of stock. This element of the total compensation program is intended to align the executive’s interest to that of Ashford stockholders through the granting of stock options, restricted stock and other incentive-based awards. The same factors that are used in determining other elements of compensation are used in determining long-term incentive grants. No such grants were made during 2003 since the date of our initial public offering; however, the Committee did grant 26,200 shares of common stock to executive officers and 9,100 shares of common stock to other key employees in March 2004, based, in part, on the performance of these executive officers and employees during 2003. All such shares will vest in equal annual installments on each of the first three anniversaries of the date of issuance.

Other Executive Programs and Benefits

      Ashford maintains an Employee Savings Incentive Plan (“ESIP”). Under the ESIP, Ashford matches 25% of a participant’s contribution to the ESIP, up to 10% of such participant’s base salary.

2003 Compensation for the Chief Executive Officer

      The same philosophies described above for executive compensation were used by the Committee to set the compensation of our Chief Executive Officer, Mr. Montgomery Bennett.

Base Salary

      Mr. Bennett is compensated pursuant to an employment agreement entered into in August, 2003. Mr. Bennett’s employment agreement provides for an annual base salary of $425,000, subject to increase in accordance with our normal executive compensation practices. For 2004, the Committee recommended to the board of directors and the board approved a base salary of $425,000 for Mr. Bennett.

Annual Bonus

      The employment agreement for Mr. Bennett provides for a minimum annual bonus during the term of the agreement but allows for an increased annual bonus based on the level of accomplishment of management and performance objectives as established by the Board or the Committee. Mr. Bennett’s employment agreement also provides for a maximum incentive bonus, which can be no more than 125% of his base salary. Mr. Bennett received a bonus for the 2003 fiscal year in the mid-range of the minimum and maximum bonus numbers set forth in his employment agreement, pro rated from the date Ashford completed its initial public offering through December 31, 2003. In making its determination as to the level of bonuses paid, the compensation committee did not consider any specific performance criteria or predetermined formulas but rather reviewed the accomplishments of management in the short time period from the completion of the initial public offering and year-end and Mr. Bennett’s leadership efforts during this time. Ashford acquired nine properties and one mezzanine loan in a four month period and continued to pursue its short and long-term goals in connection with full deployment of the proceeds from the initial public offering.

Long-Term Incentives

      No grants were made in 2003 since the date of our initial public offering; however, the Committee did grant 24,600 shares of common stock to Mr. Bennett in March 2004, based, in part, on his performance during 2003. All such shares will vest in equal annual installments on each of the first three anniversaries of the date of issuance.

Deductibility of Executive Compensation Pursuant to Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated executive officers. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely on account of attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by a separate stockholder vote prior to payment, and (iii) prior to payment, the Committee certifies that the performance goals were attained and other material terms were satisfied. The Committee intends, to the extent feasible and where it believes it is in the best interests of Ashford and its stockholders, to attempt to qualify executive compensation as tax deductible; however, the Committee does not intend to allow this tax provision to negatively affect the Committee’s development and execution of effective compensation plans. The Committee intends to maintain the flexibility to take actions it considers to be in the best interests of Ashford and its stockholders.

Conclusion

      Executive compensation at Ashford is subject to considerable focus by the Committee, the board of directors and management. The Committee believes that Ashford’s compensation programs and other benefits produce a strong attraction and motivation for Ashford’s executive officers and help align their interests with the interests of Ashford’s stockholders.

COMPENSATION COMMITTEE

W. Michael Murphy, Chairman
Philip S. Payne
Charles P. Toppino

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our Common shares, with the cumulative total return of the S&P 500 Stock Index, the NAREIT Mortgage Index and the NAREIT Lodging Resort Index for the period August 29, 2003, the date of our initial public offering, through December 31, 2003, assuming the investment of $100 on August 29, 2003 in stock or index-including reinvestment of dividends. The NAREIT Lodging Resorts Index is not a published index; however, we believe the companies included in this index provide a representative example of enterprises in the lodging resort line of business in which we engage. Stockholders who wish to request a list of companies in the NAREIT Lodging Resorts Index may send written requests to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. The stock price performance shown on the graph is not necessarily indicative of future price performance.

COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*

AMONG ASHFORD HOSPITALITY TRUST, INC., THE S&P 500 INDEX,
THE NAREIT MORTGAGE INDEX AND THE NAREIT LODGING RESORTS INDEX

	8/03	9/03	10/03	11/03	12/03

Ashford Hospitality Trust, Inc.	$100.00	$99.67	$101.67	$105.56	$104.33
S&P 500	$100.00	$98.94	$104.53	$105.45	$110.99
NAREIT Mortgage	$100.00	$99.61	$107.84	$115.38	$118.15
NAREIT Lodging Resorts	$100.00	$108.09	$109.46	$115.70	$123.34

*	$100 invested on 8/29/03 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

AUDIT COMMITTEE

      Our Audit Committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE. A copy of the written charter is attached to this proxy statement as Annex II.

      The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

      The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford’s internal auditors, in each case without the presence of management.

      As part of its oversight of Ashford’s financial statements, the audit committee reviews and discusses with both management and the independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2003, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the audit committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with the Audit Committees), including the quality of Ashford’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with Ernst & Young LLP matters relating to its independence, including review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the audit committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      In addition, the audit committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Ashford’s internal and disclosure control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of Ashford’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

      Taking all of these reviews and discussions into account, the undersigned audit committee members recommended to the board of directors that the board approve the inclusion of Ashford’s audited financial statements in Ashford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Philip S. Payne, Chairman
W.D. Minami
W. Michael Murphy

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i) Voting power which includes the power to vote, or to direct the voting of, Common shares; and/or

(ii) Investment power which includes the power to dispose, or to direct the disposition of, Common shares.

Security Ownership of Management

      Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common shares as of March 15, 2004, by (i) each of our directors, (ii) each of our executive officers and (iii) all of our directors and executive officers as a group.

	Number of Shares
Name of Stockholder	Beneficially Owned(1)	Percent of Class(2)

Montgomery J. Bennett	3,091,152	10.93%
Archie Bennett, Jr.	3,077,052	10.88%
Martin Edelman	230,647	*
Charles P. Toppino	10,100	*
Philip S. Payne	10,000	*
W.D. Minami	7,500	*
W. Michael Murphy	7,000	*
David A. Brooks	265,931	1.02%
Douglas Kessler	117,231	*
Mark L. Nunneley	109,813	*
David Kimichik	78,805	*

All executive officers and directors as a group (11 persons)	7,005,231	22.38%

*	Denotes less than 1.0%.

(1)	Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable) and includes restricted stock grants that vest in equal annual installments on each of the first three anniversaries of our initial public offering and restricted stock grants made as of March 15, 2004 that vest in equal annual installments on each of the first three anniversaries of the date of their issuance.

(2)	The total number of shares outstanding used in calculating the percentage assumes that none of the operating partnership units or options held by other persons are redeemed for common stock or exercised for common stock.

Security Ownership of Certain Beneficial Owners

      Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common shares as of March 15, 2004, by the persons known to Ashford to be the beneficial owners of five percent or more of our common stock. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of Ashford’s Common shares. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Number of Shares
	Beneficially	Percent of
Name of Stockholder	Owned(1)	Class(2)

Kensington Investment Group, Inc.	3,163,100(3)	12.26%	(4)
Eubel Brady & Suttman Asset Management, Inc.	2,775,810(5)	10.76%	(6)
Heitman Real Estate Securities LLC	1,692,254(7)	6.56%

(1)	Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable) and includes restricted stock grants that vest in equal annual installments on each of the first three anniversaries of our initial public offering and restricted stock grants made as of March 15, 2004 that vest in equal annual installments on each of the first three anniversaries of the date of their issuance.

(2)	The total number of shares outstanding used in calculating the percentage assumes that none of the operating partnership units or options held by other persons are redeemed for common stock or exercised for common stock.

(3)	Based on information provided by Kensington Investment Group, Inc. in Schedule 13/G filed with the Securities and Exchange Commission on January 21, 2004. Kensington Investment Group, Inc.’s address is 4 Orinda Way, Suite 220-D, Orinda, California 94563.

(4)	Our board of directors has reviewed the ownership percentage of Kensington Investment Group, Inc. and has granted a limited waiver to the 9.98% ownership limitation in our charter, up to 12.29%, which is the highest percentage ownership held by Kensington at any time. Kensington is a pass through entity and its beneficial ownership of our stock in excess of our 9.98% limitation does not affect our REIT status and does not require us to change our charter provisions related to the limitation on ownership.

(5)	Based on information provided by Eubel Brady & Suttman Asset Management, Inc. in Schedule 13/G filed with the Securities and Exchange Commission on February 17, 2004, which states that Eubel Brady & Suttman Asset Management, Inc. has shared voting power. Eubel Brady & Suttman Asset Management, Inc.’s address is 7777 Washington Drive, Suite 210, Dayton, Ohio 45459.

(6)	Our board of directors has reviewed the ownership percentage of Eubel Brady & Suttman Asset Management, Inc. and has granted a limited waiver to the 9.8% ownership limitation in our charter, up to 11.70%, which is the highest percentage ownership held by Eubel Brady & Suttman Asset Management, Inc. at any time. Eubel Brady is a pass through entity and its beneficial ownership of our stock in excess of our 9.8% limitation does not affect our REIT status and does not require us to change our charter provisions related to the limitation on ownership.

(7)	Based on information provided by Heitman Real Estate Securities LLC in Schedule 13/G filed with the Securities and Exchange Commission on February 17, 2004. Heitman Real Estate Securities LLC’s address is 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all of our directors, executive officers and beneficial owners of more than ten percent of our Common shares were in compliance with the Section 16(a) filing requirements, except that Form 4 filings for our chairman of the board of directors and each of our executive officers were not timely filed with respect to an aggregate of

38,238 shares of our common stock issued to them in connection with the underwriters’ over-allotment option for our initial public offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our operating partnership entered into a master management agreement with Remington Lodging, subject to certain independent director approvals, pursuant to which Remington Lodging operates and manages most of our hotels. Remington Lodging is an affiliate of Remington Hotel Corporation, both of which are beneficially owned 100% by Messrs. Archie and Montgomery Bennett. The fees due to Remington Lodging under the management agreement include management fees, project management fees and other fees. The actual amount of management fees for the initial six properties for the 12 months ended December 31, 2003, assuming the management agreement had been in place during such period, would have been equal to $1.1 million. The actual amount of project management fees for the same period, under the same assumptions, would have been $20,771. The actual amount of other fees for the same period, using the same assumption would have been $20,771 for furniture, fixtures and equipment purchasing management fees and $335,760 for accounting fees. The total actual amount of management, project development and other fees for the twelve months ended December 31, 2003 paid under the pre-existing management agreements, which were terminated upon the consummation of the initial public offering of our common stock, is the same as the total of such fees assuming the new management agreement was in place during such period.

      Further, we and our operating partnership entered into a mutual exclusivity agreement with Remington Lodging and Remington Hotel and Messrs. Archie and Montgomery Bennett, pursuant to which we have a first right of refusal to purchase lodging investments identified by them. We also agreed to hire Remington Lodging for the management or construction of any hotel which is part of an investment we elect to pursue, unless either all of our independent directors elect not to do so or a majority of our independent directors elect not to do so based on a determination that special circumstances exist or that another manager or developer could perform materially better than Remington Lodging.

      In connection with the consummation of our initial public offering, we acquired eight asset management and consulting agreements between Ashford Financial Corporation and eight hotel management companies in consideration of 1,025,000 units of limited partnership interest in Ashford Hospitality Limited Partnership. Under these eight agreements, Ashford Financial Corporation provided asset management and consulting services to 27 hotels managed under contract with the eight management companies. We now hold Ashford Financial Corporation’s interest under the contributed agreements and perform the services instead of Ashford Financial Corporation. Each of the eight management companies is either a wholly owned subsidiary of Remington Hotel Corporation, which is owned 100% by Messrs. Archie and Montgomery Bennett, or is 100% owned by one or both of the Bennetts. Messrs. Archie and Montgomery Bennett also have a minority ownership interest in the underlying 27 hotels for which the asset management and consulting services are provided and own 100% of Ashford Financial Corporation. Pursuant to a written guaranty agreement executed by Ashford Financial Corporation for our benefit, Ashford Financial Corporation guaranteed that we will be paid a minimum of $1.2 million per year for five years from our initial public offering, in consulting fees under all of the asset management and consulting agreements, for a total guarantee of $6.0 million. We will be entitled to this guaranteed minimum amount even if, during the five-year period, any of the 27 hotel properties is sold or if the hotels fail to generate sufficient revenue to result in at least $1.2 million in fees to us per year of the agreement. The minimum guaranteed amount will be subject to annual adjustments based on the consumer price index. We were paid $137,319 in 2003 under all of the asset management and consulting agreements.

PROPOSAL NUMBER TWO — RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

      We are asking our stockholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. As required by SEC regulations which became effective in May 2003, we have procedures in place to ensure our Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors. Further, our Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent auditors.

      During the year ended 2003, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized mortgage securities indentures. Fees for fiscal years ended December 31, 2003 were as follows:

	Fiscal Year 2003

Audit Fees	$851,388	(1)
Audit-Related Fees	$270,411
Tax Fees	$59,025
All Other Fees	$-0-

Total	$1,180,824	(1)

(1)	Includes fees related to audit and other work in connection with the initial public offering of approximately $485,000.

      The Audit Committee approved 100 percent of the above fees which were incurred after the initial public offering.

      Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence.

      Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

OTHER MATTERS

      The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2004 annual meeting as permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. Any stockholder proposal to be presented at the 2005 annual meeting of stockholders must have been received at our principal office to the attention of Stockholder Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 no earlier than December 8, 2004 and no later than January 7, 2005 in order to be included in the proxy statement and form of proxy for such meeting. As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2005 annual meeting of stockholders, the proxies named in management’s proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than February 21, 2005. Even if the proper notice is received on or prior to February 21, 2005, the proxies named in management’s proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board Of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

      You should rely only on the information contained in this proxy statement to vote on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ended December 31, 2004. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 7, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of the nominees described herein or the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ended December 31, 2004.

By order of the board of directors,

DAVID A. BROOKS
Secretary

April 7, 2004

ANNEX I

CORPORATE GOVERNANCE GUIDELINE

ON DIRECTOR INDEPENDENCE

Director Qualification Standards

Determination of Independence.

      To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

      1. In no event will a director be considered “independent” if, within the preceding three years:

(i) the director was employed by the Company or any of its direct or indirect subsidiaries;

(ii) an immediate family member of the director was employed by the Company as an executive officer;

(iii) the director received more than $100,000 per year in compensation from the Company, other than pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service;

(iv) an immediate family member received more than $100,000 per year in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service, provided that compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

(v) the director was affiliated with or employed by a present or former internal or external auditor of the Company;

(vi) an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

(vii) the director was employed as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee;

(viii) an immediate family member of the director was employed as an executive officer of another company where any of the Company’s current executives serve on such other company’s compensation committee;

(ix) the director was an executive officer or an employee of a company that made payments to or received payments from the Company for property or services in an amount which, in a any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(x) an immediate family member of the director was an executive officer of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

      2. Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive; however, audit committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its direct or indirect subsidiaries or be affiliated with the Company or any of its direct or indirect subsidiaries.

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      3. The following commercial or not for profit relationships will not be considered to be material relationships that would impair a director’s independence:

(i) if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case does business with the Company and the annual payments to or from the Company are less than one percent of the annual revenues of such other company or law firm;

(ii) if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case is indebted to the Company, or to which the Company is indebted, and the total amount of such entity’s indebtedness to the other is less than one percent of the total consolidated assets of such other company or law firm;

(iii) if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company’s or its affiliates’ discretionary charitable contributions to the organization, in the aggregate, are less than one percent (or $50,000, whichever is greater) of that organization’s latest publicly available operating budget; and

(iv) if a director of the Company made payments to or received payments from entities in which the Company’s directors or executive officers own less than a majority interest and have no managerial control, for property or services, in an amount which, in any single fiscal year, is less than the greater of $200,000 or 2% of such other company’s consolidated gross revenues.

      Annually, the board will review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board.

      4. For relationships not covered by the guidelines in paragraph 3, above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3, above. The Company would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3, above.

      5. The Company will not make any personal loans or extensions of credit to directors or executive officers.

      6. To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its direct and indirect subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

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ANNEX II

CHARTER OF THE AUDIT COMMITTEE

OF
BOARD OF DIRECTORS

Role

      The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company including, without limitation, (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee shall have such other duties, as may be directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and the Company’s processes for compliance with significant applicable legal, and regulatory requirements. The Committee is solely and directly responsible for the appointment, retention, compensation, evaluation and termination of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company. The Audit Committee will also prepare the report that the SEC rules require to be included in the Company’s annual proxy statement.

Membership

      The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

Communications/Reporting

      The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with the public accounting firm and the internal auditors. The Committee chairperson shall report on Audit Committee activities to the full Board.

Education

      The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Authority

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibilities

      The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated periodically to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compen-

A-II-1

dium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

      The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

      1. The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

      2. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others as it deems necessary to carry out its duties.

      3. The Committee shall meet at least four times per year or more frequently as circumstances require. All committee members are expected to attend each meeting, in person or via telephone or video conference. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. In addition, the Audit Committee will meet separately, periodically, with management, within internal auditors, and with external auditors. The Audit Committee will also meet periodically in executive session.

      4. The agenda for Committee meetings will be prepared in consultation between the Committee chair and the CFO and Controller.

      5. Provide an open avenue of communication between the internal auditors, the public accounting firm, the CFO and Controller and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

      6. Review and update the Audit Committee Responsibilities Checklist periodically.

      7. Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent public accounting firm.

      8. Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years or so often as may be required by applicable law.

      9. Appoint, approve the compensation of, and provide oversight of the public accounting firm. Insure that 5-year rotation requirements for outside auditors are satisfied.

      10. Confirm annually the independence of the public accounting firm, and approve the firm’s non-audit services and related fees.

      11. Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication and expertise as defined by applicable legislation and regulation.

      12. Review the independence of each Committee member based on NYSE and other applicable rules.

      13. Inquire of the CFO and Controller, the head of Internal Audit, and the public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

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      14. Review with the public accounting firm and the CFO and Controller the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      15. Consider and review with the public accounting firm, the CFO and Controller and the head of Internal Audit:

(a) The adequacy of the Company’s internal controls, including computerized information system controls and security; and

(b) Any related significant findings and recommendations of the independent public accountants and Internal Audit, together with management’s response thereto.

      16. Review with the CFO, the Controller and the public accounting firm any significant changes to GAAP or accounting standards affecting the Company.

      17. Review with the CFO and Controller and the public accounting firm at the completion of the annual audit:

(a) The Company’s annual financial statements and related footnotes, including a review of significant accounting and reporting issues with an understanding of their impact on the financial statements. These issues include:

(i) Complex or unusual transactions in highly judgmental areas;

(ii) Major issues regarding accounting principals and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principals; and

(iii) The effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Company.

(b) The public accounting firm’s audit of the financial statements and its report thereon.

(c) Any significant changes required in the public accounting firm’s audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under general accepted auditing standards.

(f) All material off-balance sheet transactions.

(g) The review of analyses prepared by Management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternatives GAAP methods on the financial statements.

      18. Review with the CFO and Controller and the public accounting firm at least annually the Company’s critical accounting policies.

      19. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officer or directors, or transactions that are not a normal part of the Company’s business. Confirm with the head of Internal Audit that there are no Company loans to officers or directors.

      20. Consider and review with the CFO and Controller and the head of Internal Audit:

(a) Significant findings during the year and management’s responses thereto.

(b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c) Any changes required in planned scope of their audit plan.

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      21. The Chairman of the Audit Committee will participate in a telephonic meeting among the CFO and Controller and the public accounting firm prior to earnings release.

      22. Review the periodic reports of the Company with the CFO and Controller, the Company and the public accounting firm prior to filing of the reports with the SEC including, a discussion with the management and external auditors relating to the Company’s disclosures under “Management’s discussion and analysis of financial condition and results of operations.” In connection with the review of periodic reports of the Company, the Audit Committee shall review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

      23. In connection with each periodic report of the Company, review

(a) Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.

(b) The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

      24. Review with the head of Internal Audit and the chairman of the Compliance Committee the results of the review of the Company’s internal questionnaire, which monitors compliance with its compliance policies.

      25. Meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Audit Committee.

      26. Meet with the head of Internal Audit in executive sessions to discuss any matters that the Committee or the head of Internal Audit believe should be discussed privately with the Audit Committee.

      27. Meet with the CFO and Controller in executive sessions to discuss any matters that the Committee or Finance management believe should be discussed privately with the Audit Committee.

      28. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

      29. Discuss earnings press releases (particularly the use of “pro-forma” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit Committee does not need to discuss each release in advance.

      30. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow up (including disciplinary action) or any instances of non-compliance. This should include the establishment of procedures for:

(i) the receipt, retention and treatment of complaints as provided in Item 28 above;

(ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(iii) review the findings of any examinations by regulatory agencies, and any auditor observations;

(iv) review the process for communicating the Code of Conduct to Company personnel and for monitoring compliance therewith; and

(v) obtain regular updates from management and Company legal counsel regarding compliance matters.

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Dear Stockholder:

Stockholders of Ashford Hospitality Trust can take advantage of several new services available through our transfer agent, EquiServe Trust Company, N.A. These services include:

Direct Deposit of Dividends:

To receive your dividend payments via direct deposit, please telephone (877) 288-1168 to request enrollment materials.

Internet Account Access

Stockholders may now access their accounts on-line at www.equiserve.com
Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified.

Transfer Agent Contact Information

EquiServe Trust Company, N.A.	Telephone Inside the USA:	(800) 288-1168
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

DETACH HERE	ZAHT12

ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Stockholders to be held May 4, 2004

The undersigned, a stockholder of Ashford Hospitality Trust, Inc., a Maryland corporation, hereby appoints David A. Brooks and David J. Kimichik, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 10:00 a.m., Dallas time, on May 4, 2004 at 14201 Noel Road, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated April 7, 2004.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, FOR PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.
PLEASE VOTE YOUR PROXY PROMPTLY.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

ASHFORD HOSPITALITY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 4, 2004

10:00 a.m.

Embassy Suites Hotel
14021 Noel Road
Dallas, Texas 75240

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAHT11

	Please mark	3639
☒	votes as in
	this example.

The Board of Directors recommends a vote “FOR” the election of the nominees in Proposal 1 and “FOR” Proposal 2.

1.	To elect the following nominees to the Board of Directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified:

Nominees:	(01) Archie Bennett, Jr., (02) Montgomery J. Bennett, (03) Martin L. Edelman, (04) W.D. Minami, (05) W. Michael Murphy, (06) Phillip S. Payne and (07) Charles P. Toppino,

FOR			WITHHOLD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES

☐

For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

WE BELIEVE VOTING “FOR” THE ABOVE PROPOSAL IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4c promulgated under the Securities Exchange Act of 1934, as amended.

Mark box at right if you plan to attend the Annual Meeting.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

(NOTE: If voting by mail, please sign exactly as your name(s) appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)

Signature:	Date:	Signature:	Date: